UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

AGAPE ATP CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	36-4838886
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	AATP	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 30, 2022, Mr. Ramesh Rubin Louis, Phd (“Mr. Louis, Phd”) was appointed as an independent director of the board of directors (the “Board”) of Agape ATP Corporation (the “Company”), effective upon the Company’s initial public offering on the NASDAQ Stock Market/The New York Stock Exchange.

The biography for Mr. Louis, Phd is set forth below:

Mr. Louis, Phd was appointed as an independent Director on March 30, 2022 . Prior to joining the Company, Mr. Louis, Phd has approximately 25 years of accounting and finance related experience. Since January 2011, Mr. Louis, Phd has been an executive director and principal consultant of Assurance Threesixty Consulting. Since November 2009, Mr. Louis, Phd has been a professional freelance trainer and consultant at My Learning Training Resources, where he conducted various training courses including training for MIA, ACCA, CPA Australia ISCA Singapore. From May 2006 to October 2009, Mr. Louis, Phd was an executive director at Anuarul Azizan Chew Group, where he was involved in internal audit, risk management and review/assessment of internal controls assignments of various organisations including public listed companies in Malaysia. From 2000 to 2006, Mr. Louis, Phd worked in BDO Binder, where he worked in areas including corporate finance and assurance advisory, his last role being assistant audit manager. From 1997 to 1998, Mr. Louis, Phd was an audit assistant at Arthur Andersen & Co. Mr. Louis, Phd graduated with a bachelor of accounting from the National University of Malaysia in 2000, and graduated with a master of business administration from the University of Strathclyde, United Kingdom in 2012. Mr. Louis, Phd obtained a doctorate of philosophy from the University of Malaya in September, 2021. Mr. Louis, Phd became a member of CPA Malaysia in 2005, a member of the Institute of Internal Auditors Malaysia in 2010 and a member of the Association of Chartered Certified Accountants in 2011.

Mr. Louis, Phd has no family relationships with any of the executive officers or director of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Louis, Phd had, or will have, a direct or indirect material interest. The Company entered into an independent director agreement (the “Independent Director Agreement”) dated March 30, 2022 with Mr. Louis, Phd and the Independent Director Agreement will take effect on the closing date of the Company’s initial public offering on the NASDAQ Stock Market/The New York Stock Exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2022	AGAPE ATP CORPORATION

	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer,
President, Director, Secretary and Treasurer (Principle Executive officer)

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